EXHIBIT A(6)(a)

PAGE 1
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "OLDEN LANE SECURITIES LLC", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 2014, AT 1:13 O'CLOCK P.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
5623438 8100	AUTHENTICATION:	1793334

141305483	DATE:	10-20-14

 You may verify this certificate online
 at corp.delaware.gov/authver.shtml

E-132

State of Delaware Secretary of State Division of Corporations Delivered 04:56 PM 10/17/2014 FILED 01:13 PM 10/17/2014 SRV 141305483 - 5623438 FILE

CERTIFICATE OF FORMATION

OF

OLDEN LANE SECURITIES LLC

1. The name of the limited liability company is OLDEN LANE SECURITIES LLC

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of OLDEN LANE SECURITIES LLC this 17TH day of OCTOBER, 2014.

Name: Mike Kochmann

Signature: /s/ Mike Kochmann

Authorized Person

E-133